UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015

Juno Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36781	46-3656275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 Westlake Avenue North, Suite 300

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 582-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 is being filed by Juno Therapeutics, Inc. (“Juno”) to amend Item 9.01 of its Current Report on Form 8-K originally filed by Juno with the Securities and Exchange Commission on May 11, 2015 in connection with Juno’s acquisition of Stage Cell Therapeutics GmbH (“Stage”), pursuant to a Share Purchase Agreement (the “SPA”) entered into on May 11, 2015 among Juno, Dr. Herbert Stadler, Dr. Lothar Germeroth, and Prof. Dr. Dirk Busch. The acquisition of Stage closed on May 11, 2015. As indicated in the original Form 8-K, this form 8-K/A is being filed to provide the information required by Item 9.01(a) and (b) of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The following financial statements of Stage required by this Item 9.01(a) are being filed as Exhibit 99.2 to this amendment and are incorporated by reference herein:

Stage Cell Therapeutics GmbH’s audited balance sheets as of December 31, 2014 and the related audited statements of operations, changes in stockholders’ equity, and cash flows for the year then ended.

(b)	Pro Forma Financial Information.

The following pro forma financial information required by this Item 9.01(b) is filed as Exhibit 99.3 to this amendment and is incorporated by reference herein:

The unaudited pro forma condensed combined financial statements of Juno after giving effect to the acquisition of Stage and adjustments described in such pro forma financial information.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, Independent Auditors.

99.2	Stage Cell Therapeutics GmbH’s audited balance sheets as of December 31, 2014 and the related audited statements of operations, changes in stockholders’ equity, and cash flows for the year then ended.

99.3	Unaudited pro forma condensed combined financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juno Therapeutics, Inc.

By:	/s/ Bernard J, Cassidy
Bernard J. Cassidy
General Counsel and Corporate Secretary

Date: July 9, 2015

Exhibit Index

Exhibit No.	Description

23.1	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, Independent Auditors.

99.2	Stage Cell Therapeutics GmbH’s audited balance sheets as of December 31, 2014 and the related audited statements of operations, changes in stockholders’ equity, and cash flows for the year then ended.

99.3	Unaudited pro forma condensed combined financial statements.